SCHEDULE A
                           AMENDED AS OF MAY 23, 2017
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                        DATED FEBRUARY 10, 2015 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                           WESTWOOD MANAGEMENT CORP.

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

                                                       MAXIMUM ANNUAL                    INITIAL TERM
NAME OF FUND                                      OPERATING EXPENSE LIMIT                  END DATE
------------------------------------------------------------------------------------------------------------
                                                Institutional Shares    0.75%          February 28, 2017
Westwood Large Cap Value Fund                   Class A Shares          1.00%          February 28, 2017
                                                Institutional Shares    0.90%          February 28, 2016
Westwood Income Opportunity Fund                Investor Class          1.15%          February 28, 2016
Westwood SMidCap Fund                           Institutional Shares    1.25%          February 28, 2016
Westwood Small Cap Value Fund                   Institutional Shares    1.10%          February 28, 2016
Westwood Low Volatility Equity Fund             Institutional Shares    0.75%          February 28, 2018
Westwood SMidCap Plus Fund                      Institutional Shares    1.00%          February 28, 2016
                                                Institutional Shares    0.80%          February 28, 2017
Westwood Short Duration High Yield Fund         Class A Shares          1.05%          February 28, 2017
                                                Institutional Shares    1.00%          February 28, 2016
Westwood Global Equity Fund                     Class A Shares          1.25%          February 28, 2016
                                                Institutional Shares    1.00%          February 28, 2016
Westwood Global Dividend Fund                   Class A Shares          1.25%          February 28, 2016
                                                Institutional Shares    1.20%          February 28, 2016
Westwood Emerging Markets Fund                  Class A Shares          1.45%          February 28, 2016
                                                Institutional Shares    1.20%          February 28, 2016
Westwood Emerging Markets Plus Fund             Class A Shares          1.45%          February 28, 2016
Westwood MLP and Strategic Energy Fund          Institutional Shares    1.00%          February 28, 2017
                                                Institutional Shares    0.75%          February 28, 2017
Westwood Opportunistic High Yield Fund          Ultra Shares            0.60%          February 28, 2017
                                                Institutional  Shares   1.20%          February 28, 2017
Westwood Market Neutral Income Fund             Ultra  Shares           1.05%          February 28, 2017
Westwood Strategic Convertibles Fund            Institutional  Shares   0.85%          February 28, 2019
Westwood Worldwide Income Opportunity Fund      Institutional  Shares   0.95%          February 28, 2017

Acknowledged and Accepted by:

THE ADVISORS' INNER CIRCLE FUND

/s/  Stephen  Connors
---------------------
Name: Stephen Connors
Title: Treasurer, Controller & CFO

WESTWOOD MANAGEMENT CORP.

/s/ William R. Hardcastle, Jr.
------------------------------
Name: William R. Hardcastle, Jr.
Title: SVP